UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2019, Scott’s Liquid Gold-Inc. (the “Company”), through its wholly owned subsidiary, Neoteric Cosmetics, Inc., entered into a fourth amendment (the “Fourth Amendment”) to its customer agreement with Church & Dwight Co., Inc. (the “Customer Agreement”) to extend the term of the Customer Agreement through December 31, 2020, which term will be extended automatically for additional one-year terms unless terminated by either party upon delivery of written notice within 30 days prior to the end of the relevant term.

The foregoing description of the Fourth Amendment, dated as of August 1, 2019, and executed as of August 12, 2019, is a summary only and qualified in its entirety by reference to the full text of the Fourth Amendment, a conformed copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.  Except to the extent amended by the Fourth Amendment, the Customer Agreement remains in full force and effect in all respects.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1*	Fourth Amendment to Customer Agreement, dated August 1, 2019, between Church & Dwight Co., Inc. and Neoteric Cosmetics, Inc.
99.1*	Scott’s Liquid Gold-Inc. press release, dated August 16, 2019

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	August 16, 2019	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer